CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

February 20, 2023

Board of Managers

VV MARKETS, LLC

We hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of our reports dated April 4, 2022, with respect to the balance sheets of VV MARKETS LLC as of December 31, 2021 and the related statements of operations, members’ equity/deficit and cash flows for the fiscal year from January 1, 2021 through December 31, 2021 and the related notes to the financial statements.

We hereby consent to the inclusion in the Offering Circular filed under Regulation A Tier 2 on Form 1-A of our reports dated February 26, 2021, with respect to the balance sheets of VV MARKETS LLC as of December 31, 2020 and the related statements of operations, members’ equity/deficit and cash flows for the inception period from June 16, 2020 through December 31, 2020 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

February 20, 2023